As filed with the Securities and Exchange Commission on August 27, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
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WSFS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	22-2866913
(State of Incorporation or Organization)	(IRS Employer Identification Number)

500 Delaware Avenue Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:   ☐

Securities Act registration statement file number to which this form relates: 333-183200

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.25% Senior Notes Due 2019	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Each Class)

WSFS Financial Corporation (the “Registrant”) has filed with the Commission on August 22, 2012 pursuant to Rule 424(b) (File No. 333-183200) under the Securities Act of 1933 the prospectus supplement dated August 22, 2012 (the “Prospectus Supplement”) to a prospectus dated August 17, 2012 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities To Be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 24 through 26 of the Prospectus, and “Description of the Notes” on pages S-26 through S-36 of the Prospectus Supplement.

Item 2.	Exhibits.

	4.1	Indenture, dated as of August 27, 2012, between WSFS Financial Corporation, as Issuer, and U.S. Bank National Association, as Trustee.

	4.2	First Supplemental Indenture, dated as of August 27, 2012, between WSFS Financial Corporation, as Issuer, and U.S. Bank National Association, as Trustee.

	4.3	Form of 6.25% Senior Notes due 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 27, 2012

WSFS FINANCIAL CORPORATION

By:	/s/ Stephen A. Fowle
Name:	Stephen A. Fowle
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Form 8-A]

EXHIBIT INDEX

Exhibit Number

4.1	Indenture, dated as of August 27, 2012, between WSFS Financial Corporation, as Issuer, and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of August 27, 2012, between WSFS Financial Corporation, as Issuer, and U.S. Bank National Association, as Trustee.

4.3	Form of 6.25% Senior Notes due 2019.